Exhibit 1.1

EXECUTION VERSION

WELLTOWER INC.

$450,000,000 3.625% Notes due 2024

$750,000,000 3.100% Notes due 2030

UNDERWRITING AGREEMENT

August 8, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

As Representatives of the Several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor

Cleveland, Ohio 44114

Ladies and Gentlemen:

Welltower Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”), (a) $450,000,000 aggregate principal amount of the Company’s 3.625% Notes due 2024 (the “2024 Notes”), to be issued pursuant to the provisions of an indenture dated as of March 15, 2010 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto, dated as of February 15, 2019 (the

“Supplemental Indenture No. 15”) and (b) $750,000,000 aggregate principal amount of the Company’s 3.100% Notes due 2030 (the “2030 Notes,” and together with the 2024 Notes, the “Notes”), to be issued pursuant to the provisions of the Base Indenture, as supplemented by a supplemental indenture thereto, to be dated as of August 19, 2019 (the “Supplemental Indenture No. 16”). As used herein, the term “Indenture” shall include the Base Indenture, and, in the case of the 2024 Notes, the Supplemental Indenture No. 15 and, in the case of the 2030 Notes, the Supplemental Indenture No. 16. The Company has previously issued $500,000,000 in aggregate principal amount of the 2024 Notes under the Supplemental Indenture No. 15 (the “Previously-Issued 2024 Notes”). The 2024 Notes offered hereby will have the same ranking and the same interest rate, maturity and other terms as the Previously-Issued 2024 Notes (other than the issue date and offering price) and will constitute a single series of debt securities under the Indenture.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement and (b) that the Underwriters are willing to purchase, acting severally and not jointly, the Notes set forth in Schedule I hereto.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date (as defined below) as follows:

(i) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-225004) in respect of the Notes, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Notes filed with the Commission pursuant to Rule 424(b) under the Securities Act (a “Preliminary Prospectus”), and including the documents incorporated in the Base Prospectus by reference, and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to the Representatives. Such registration statement is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the final prospectus (including the final prospectus supplement) relating to the Notes first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus shall be deemed to include any documents incorporated by reference therein prior to the Applicable Time (as defined below), and any reference herein to any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to include any documents incorporated by reference therein at or after the Applicable Time and prior to the termination of the offering of the Notes by the Underwriters.

(ii) As of the Applicable Time, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:40 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Notes in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act, including each “road show” (as defined in Rule 433 under the Securities Act), if any, related to the offering of the Notes contemplated hereby.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii) The Company and each subsidiary of the Company which is a significant subsidiary meeting the requirement of Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary”) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and each of its Significant Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company and its Subsidiaries, taken as a whole, (b) adversely affect the issuance, validity or enforceability of the Notes or the enforceability of the Indenture or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”).

(iv) The Notes have been duly authorized and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture, will be (a) duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity and the limits of specific performance and injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered and qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and constitutes a valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (x) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) general principles of equity and the limits of specific performance and injunctive relief (regardless of whether enforceability is considered in a proceeding at law or in equity); and the Notes and the Indenture will conform to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(v) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of June 30, 2019 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and, except for issuances since such date of (a) 1,175 shares of the Company’s Common Stock, $1.00 par value per share (the “Common Stock”), under the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended, and (b) 0 shares of Common Stock upon exercise of stock options and vesting of deferred stock units granted under the Company’s 2016 Long-Term Incentive Plan, which amount is partially offset by 7,589 shares of Common Stock that were forfeited, or were withheld in kind upon the vesting of stock awards granted under such plan, since June 30, 2019 there has been no material change in such information since June 30, 2019; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(vi) The Commission has not issued a stop order in respect of the Registration Statement or an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Notes, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the

Commission. The Registration Statement complies, and the Prospectus and any amendments or supplements thereto will comply, as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission complied or will comply, as to form in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date, will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date, will not contain any untrue statement of a material fact and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(viii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed with the Commission in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(ix) (a) At the time of filing of the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act and (d) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(x) (a) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Notes and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause (b)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Notes as contemplated by the Registration Statement.

(xi) The financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position, cash flows and the results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. To the Company’s knowledge, the financial statements of Quality Care Properties, Inc. (“QCP”), together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position, cash flows and the results of operations of QCP and its subsidiaries at the indicated dates and for the indicated periods. To the Company’s knowledge, such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Other than the financial statements, together with related notes and schedules, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, no other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.

(xii) There is no action or proceeding pending or, to the knowledge of the Company, threatened (a) against the Company or its subsidiaries or (b) involving any property of the Company or its subsidiaries before any court or administrative agency which, if determined adversely to the Company or its subsidiaries, would reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) The Company, together with its subsidiaries, has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company or any of its subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its subsidiaries and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default or defenses currently existing with respect thereto which would reasonably be expected to result in any Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Each mortgage which the Company or any of its subsidiaries holds on the properties described in the Registration Statement, the General Disclosure Package and the Prospectus constitutes a valid mortgage lien for the benefit of the Company or its subsidiary, as the case may be, on such property.

(xiv) The Company has filed all Federal, state and foreign tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company in accordance with GAAP.

(xv) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the

Prospectus (a) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or the earnings, capital stock (except that issued and outstanding capital stock of the Company has increased due to issuances since such date of (I) 1,175 shares of Common Stock under the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended and (II) 0 shares of Common Stock upon exercise of stock options and vesting of deferred stock units granted under the Company’s 2016 Long-Term Incentive Plan, which amount is partially offset by 7,589 shares of Common Stock that were forfeited, or were withheld in kind upon the vesting of stock awards granted under such plan, since June 30, 2019), business affairs, management, or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business, (b) there have been no liabilities or obligations incurred by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, and (c) there have been no transactions entered into by the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. There are no contingent obligations of the Company or any of its subsidiaries that are material with respect to the Company and its subsidiaries considered as one enterprise that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) The Company is not in violation of its charter or by-laws. No subsidiary is in violation of its charter or by-laws, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor any of its subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, its subsidiaries or its properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Notes and the performance by the Company of all of its obligations under the Notes, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, or any of its subsidiaries, is a party or by which it or any of its properties may be bound, or a violation of its charter or by-laws or any order, rule or regulation applicable to the Company, its subsidiaries or its properties of any court or of any regulatory body, administrative agency or other governmental body. No event of default, and no default that, with notice and/or lapse of time, would constitute an event of default, in respect of the Previously-Issued 2024 Notes has occurred or is continuing.

(xvii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement and the Indenture (except such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Notes for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made by the Company, and is in full force and effect.

(xviii) The Company and its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any of its subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its subsidiaries.

(xix) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), has so qualified for the taxable years ended December 31, 1984 through December 31, 2018 and the current and proposed method of operation of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will enable the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable year ending December 31, 2019 and thereafter.

(xx) To the best of the Company’s knowledge, Ernst & Young LLP (“Ernst & Young”), who has certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(xxi) To the best of the Company’s knowledge, Deloitte & Touche LLP (“Deloitte”), who has certified certain of the financial statements and related schedules of QCP filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to QCP as required by the Securities Act and the Rules and Regulations and the PCAOB.

(xxii) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (e) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement is accurate and complete in all material respects.

(xxiii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxiv) Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(xxv) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal stockholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters.

(xxvi) This Agreement has been duly authorized, executed and delivered by the Company.

(xxvii) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Notes. The Company acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

(xxviii) The Company is not, and immediately after the sale of the Notes pursuant to the terms and conditions of this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxix) (A) There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) within the five year period prior to the date of this Agreement: (B) neither the Company nor its subsidiaries have been notified within the five year period prior to the date of this Agreement of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xxx) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anticorruption laws. The Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(xxxi) The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxii) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

2. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, (a) the principal amount of the 2024 Notes set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional principal amount of the 2024 Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof) at a purchase price of 104.174% of the principal amount thereof, plus accrued interest from, and including, February 15, 2019 to, but excluding, the Closing Date (as defined below), and (b) the principal amount of the 2030 Notes set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional principal amount of the 2030 Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof) at a purchase price of 99.166% of the principal amount thereof, plus accrued interest (if any) to the Closing Date.

Payment for the Notes to be sold hereunder is to be made by Federal Funds wire transfer to an account designated by the Company for the Notes to be sold by the Company against delivery of the Notes to the Representatives. Such payment and delivery are to be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, at 10:00 a.m. New York time, on August 19, 2019 or at such other time and date thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange (“NYSE”) is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed). Each of the 2024 Notes and the 2030 Notes will be evidenced by separate definitive global certificates in book entry form, fully registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), or registered in such other names and in such denominations as the Representatives request in writing not later than the second full business day prior to the Closing Date. The global certificates will be made available for inspection by the Representatives at least one business day prior to the Closing Date at such place as the Representatives, DTC and the Company shall agree.

3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Notes as soon as the Representatives deem it advisable to do so. The Notes are to be initially offered to the public at the price and upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

(i) The Company will (a) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the

Securities Act, (b) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations for so long as the Representatives may deem necessary in order to complete the distribution of the Notes and (c) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Notes by the Underwriters; provided, however, that for each such report or preliminary or definitive proxy or information statement, the Company will not file any such report or preliminary or definitive proxy or information statement, or amendment thereto, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Exchange Act.

(ii) The Company will (a) not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of each Issuer Free Writing Prospectus included in Schedule II hereto, (b) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (c) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (d) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Notes, in form and substance satisfactory to the Representatives and as described on Schedule II, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(iv) The Company will advise the Representatives promptly (a) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall have become effective, or any supplement to the Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose for so long as the Representatives may deem necessary in order to complete the distribution of the Notes, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, and the Company will use its best efforts to prevent (x) the issuance of any such stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or (y) any such suspension of the qualification of the Notes for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such order, if issued, or such suspension of qualification.

(v) The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Notes within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(vi) If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Representatives, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Notes shall include such new registration statement or post-effective amendment, as the case may be.

(vii) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(viii) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will furnish upon request to the Representatives signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith.

(ix) The Company will comply with the Securities Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. Subject to the provisions of Section 4(i) above, if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

(x) Subject to the provisions of Section 4(i) above, if the General Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (a) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(xi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(xii) The Company will, for a period of five years from the Closing Date, furnish upon request to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and the Company will furnish upon request to the Representatives, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(xiii) The Company will not, during the period beginning on the date hereof and continuing to and including the business day following the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Notes without the Representatives’ prior written consent.

(xiv) The Company will use the net proceeds from the sale of the Notes pursuant to this Agreement in the manner specified under the heading “Use of Proceeds” in the Prospectus.

(xv) The Company will use its reasonable best efforts to meet the requirements to qualify as a real estate investment trust under the Code for the taxable year ending December 31, 2019 and for each of its succeeding taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified.

5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement and the Indenture, including, without limiting the generality of the foregoing, the following: the fees incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any expenses of the Trustee; the fees payable to rating agencies in connection with the rating of the Notes; accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the Indenture and any supplements or amendments thereto; the fees incident to the listing of the Notes on any securities exchange; the filing fees of the Commission; and the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Notes. Any transfer taxes imposed on the sale of the Notes to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters’ expenses, including fees and disbursements of counsel for the Underwriters (except with respect to FINRA review as contemplated above), except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or this Agreement is terminated pursuant to Section 10(i)(a) or Section 10(i)(g) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Notes or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Notes.

6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Notes on the Closing Date are subject to the accuracy, as of the Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(i) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(iii) The Representatives shall have received on the Closing Date the opinions of Gibson, Dunn & Crutcher LLP, counsel for the Company, dated the Closing Date and addressed to the Representatives, as representatives of the several Underwriters, to the effect set forth in Exhibits A and B. In rendering such opinions, such counsel may rely as to matters governed by the laws of states other than the laws of the State of Ohio, the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Underwriters or they are not justified in relying on such certificates.

In addition, Gibson, Dunn & Crutcher LLP shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Securities Act and as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to the financial statements, schedules and other financial data, or statistical data derived therefrom, included or incorporated by reference therein or omitted therefrom). With respect to such statement, Gibson, Dunn & Crutcher LLP may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.

(iv) The Representatives shall have received on the Closing Date the opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Representatives, as representatives of the several Underwriters, with respect to such matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials.

(v) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young a signed letter, in form and substance satisfactory to the Representatives, dated the date hereof (a) confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (b) stating the conclusions and findings of Ernst & Young with respect to the financial information examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(vi) With respect to the letter of Ernst & Young referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “EY initial letter”), the Representatives shall have received from Ernst & Young a signed letter, in form and substance satisfactory to the Representatives, dated the Closing Date, (a) confirming that they are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission,

(b) stating the conclusions and findings of Ernst & Young with respect to the financial information and other matters covered by the EY initial letter and the financial information examined by them and included in the Prospectus and (c) confirming in all material respects the conclusions and findings set forth in the EY initial letter.

(vii) At the time of execution of this Agreement, the Representatives shall have received from Deloitte a signed letter, in form and substance satisfactory to the Representatives, dated the date hereof (a) confirming that they are an independent registered public accounting firm with respect to QCP and its subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (b) stating the conclusions and findings of Deloitte with respect to the financial information examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(viii) With respect to the letter of Deloitte referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “Deloitte initial letter”), the Representatives shall have received from Deloitte a signed letter, in form and substance satisfactory to the Representatives, dated the Closing Date, (a) confirming that they are an independent registered public accounting firm with respect to QCP and its subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating the conclusions and findings of Deloitte with respect to the financial information and other matters covered by the Deloitte initial letter and the financial information examined by them and included in the Prospectus and (c) confirming in all material respects the conclusions and findings set forth in the Deloitte initial letter.

(ix) The Representatives shall have received on the Closing Date a certificate or certificates of the Executive Vice President and Chief Financial Officer, and Senior Vice President (Legal), of the Company to the effect that on and as of the Closing Date:

(a) No stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

(b) Subsequent to the delivery of this Agreement and prior to the Closing Date, there shall not have occurred any (1) Material Adverse Effect or (2) downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(c) The representations and warranties of the Company as set forth in this Agreement are true and correct as of the Closing Date as if made on such date. The Company has performed all of its obligations under this Agreement as are to be performed at or before the Closing Date. The representations and warranties made in this Section 6(ix) shall be deemed made by the Company.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives.

(x) At the Closing Date, no event of default, and no default that, with notice and/or lapse of time, would constitute an event of default, in respect of the Previously-Issued 2024 Notes shall have occurred or be continuing.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telecopy at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Notes required to be delivered as and when specified in this Agreement are subject to the conditions that, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(i) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such Affiliate, officer, director or controlling person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or included in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, or in the case of any

Marketing Materials, in light of the circumstances under which they were made, and will reimburse each such Underwriter and each such Affiliate, officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such Affiliate, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, as incurred, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described in Section 13 herein. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(iii) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify will not relieve the indemnifying party from any liability that the indemnifying party may have on account of the provisions of Sections 8(i) or (ii) or otherwise, except to the extent that the indemnifying party shall not have otherwise learned of such proceeding and such failure is materially prejudicial to the indemnifying party. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the action or (c) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(i) and by the Company in the case of parties indemnified pursuant to Section 8(ii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is a party and indemnity was sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent to which the indemnification obligations of the Company hereunder are applicable if (a) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (unless the indemnified party is contesting in good faith the amount so reimbursable).

(iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(iii) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Underwriters bear to the total proceeds of the offering (the proceeds received by the Underwriters being equal to the total underwriting discounts and commissions received by the Underwriters), in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

(v) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any supplement or amendment thereto, or any Marketing Materials, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

9. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Facsimile: (646) 291-1469; Attn: General Counsel; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and KeyBanc Capital Markets Inc., KeyBank Tower, 127 Public Square, Cleveland, Ohio 44114, Attention: Debt Syndicate (Facsimile: 216-689-0976; Telephone: 216-689-3567); if to the Company, to Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: Thomas J. DeRosa, Chief Executive Officer.

10. Termination. This Agreement may be terminated by the Representatives by notice to the Company as follows:

(i) at any time prior to the Closing Date if any of the following has occurred: (a) since the date hereof, any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Notes impracticable or inadvisable, (b) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Notes impracticable or inadvisable, (c) trading in securities generally on the NYSE, the NYSE MKT Equities or the NASDAQ, or in the Company’s securities on the NYSE, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange, (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (f) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby, or (g) any downgrading, or the giving of any notice of (1) any intended or potential downgrading or (2) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded to any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act; or

(ii) as provided in Sections 6 and 11 of this Agreement.

11. Default by Underwriters. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Notes that it has or they have agreed to purchase hereunder on such date (except in the event of a default on the part of the Company), and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate principal amount of Notes to be purchased on such date, the other Underwriters may make arrangements satisfactory to the

Representatives for the purchase of such Notes by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Closing Date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default (except in the event of a default on the part of the Company) occurs is more than ten percent of the aggregate principal amount of Notes to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes merely because of such purchase.

13. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and eighth through tenth paragraphs under the caption “Underwriting” in the Prospectus.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Notes under this Agreement.

The Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Underwriters each submits to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the City and County of New York and the United States District Court for the Southern District of New York with respect to any action or dispute in any way arising out of or relating to this Agreement. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

[The remainder of this page is intentionally left blank.]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

WELLTOWER INC.

By:	/s/ Matthew McQueen
Name:	Matthew McQueen
Title:	Senior Vice President – General Counsel & Corporate Secretary

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN SACHS & CO. LLC

KEYBANC CAPITAL MARKETS INC.

As Representatives of the Underwriters listed on Schedule I

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name:	Adam Greene
Title:	Managing Director

By:	KEYBANC CAPITAL MARKETS INC.

By:	/s/ David Blue
Name:	David Blue
Title:	Director

[Signature Page to the Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

PURSUANT TO SECTION 6(iii)

We have acted as counsel to Welltower Inc., a Delaware corporation (the “Company”) in connection with the offering and sale by the Company of $450,000,000 principal amount of the Company’s 3.625% Notes due 2024 (the “2024 Notes”) and $750,000,000 principal amount of the Company’s 3.100% Notes due 2030 (the “2030 Notes” and, together with the 2024 Notes, the “Notes”) pursuant to the Underwriting Agreement dated as of August 19, 2019 (the “Underwriting Agreement”) among the Company and the Underwriters named therein (the “Underwriters”) for whom you are acting as Representatives. The Notes are being issued pursuant to the Indenture, dated as of March 15, 2010 (the “Base Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as modified in respect of the 2024 Notes by Supplemental Indenture No. 15, dated as of February 15, 2019, and in respect of the 2030 Notes by the Supplemental Indenture No. 16, dated as of August 19, 2019, pursuant to Section 301 of the Base Indenture (as so modified, the “Indenture”). This letter is delivered to you pursuant to Section 6(iii) of the Underwriting Agreement.

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Underwriting Agreement, the Indenture, the certificates evidencing the global Notes (collectively, the “Note Documents”; the Note Documents other than the Underwriting Agreement are referred to herein as the “Specified Note Documents”) and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.

In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the parties thereto, other than the Company is a validly existing corporation or limited liability company or other entity in good standing under the laws of its state of formation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Note Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and except as specifically addressed in our opinions in paragraph 7 below, do not violate any law, rule, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company or certificates obtained from public officials and others. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Underwriting Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

2. Each subsidiary listed on Annex A is a validly existing corporation, limited liability company or limited partnership in good standing under the laws of its jurisdiction of formation as set forth opposite its name on Annex A.

3. The Company has all requisite corporate power to execute and deliver the Note Documents and to perform its obligations thereunder.

4. The execution and delivery by the Company of the Note Documents and the performance of its obligations thereunder have been duly authorized by all necessary corporate action. Each of the Note Documents has been duly executed and delivered by the Company.

5. The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable against the Company in accordance with their terms.

7. The execution and delivery by the Company of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by the Company of the Notes to the Underwriters:

(i) do not and will not violate the charter or bylaws of the Company;

(ii) do not and will not (A) based solely upon review of such agreements, result in a breach of or default under or (B) result in or require the creation or imposition of any lien or encumbrance upon any assets of the

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Company under any agreement to which the Company is a party that is identified to us in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

(iii) do not and will not (A) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, (B) violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under the Delaware General Corporation Law or (C) require any filing with or approval of any governmental authority or regulatory body of the United States of America under the Securities Act of 1933, as amended (the “Securities Act”), or the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), except for such filings or approvals as already have been made or obtained.

8. The Company is not and, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the General Disclosure Package and the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 8, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

9. Insofar as the statements in the General Disclosure Package and the Prospectus under the caption “Description of the Notes” and “Description of Debt Securities” purport to describe specific provisions of the Notes or the other Note Documents, such statements present in all material respects an accurate summary of such provisions.

10. Any required filing pursuant Rule 433 under the Securities Act of each Issuer Free Writing Prospectus that is identified on Schedule II to the Underwriting Agreement has been made within the time period required by Rule 433(d) under the Securities Act and any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 under the Securities Act.

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The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

1. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America and, for purposes of paragraphs 1, 2, 3, 4, 5 and 7(i) and (iii)(B) above, the Delaware General Corporation Law. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the opinions contained in paragraphs 1, 2, 3, 4, 5 and 7(i) and (iii)(B) above. This opinion is limited to the effect of the current state of the laws of the State of New York, the United States of America and, to the limited extent set forth above, the laws of the State of Delaware and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

2. Except as expressly set forth in paragraphs 7(iii)(C) and 8, we express no opinion regarding the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act, the Investment Company Act, or any other federal or state securities laws or regulations.

3. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

4. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iii) any waiver of the right to jury trial or (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

5. In rendering our opinions expressed in paragraph 7(ii) insofar as they require interpretation of any agreement referred to therein, we express no opinion with respect to the compliance by the Company with any covenants included in any such agreement to the extent compliance depends on financial calculations or data.

The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement and the Indenture and are not to be used for any other purpose or circulated, quoted or otherwise referred to without, in each case, our written permission.

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ANNEX A

List of Material Subsidiaries of the Company

1.	WELL PM Properties LLC
2.	FC-GEN Acquisition Holding, LLC
3.	Senior Housing Realty Trust
4.	Welltower Victory II REIT LLC
5.	HCN Canadian Holding-1 LP
6.	HCN Canadian Holdings LP-1 Ltd.
7.	Welltower Propco Group LLC
8.	HCN UK Investments Limited
9.	Welltower TRS Holdco LLC
10.	HCN DSL Member REIT, LLC

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ANNEX B

Material Contracts

1.	Indenture, dated as of March 15, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

2.	Supplemental Indenture No. 1, dated as of March 15, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

3.	Amendment No. 1 to Supplemental Indenture No. 1, dated as of June 18, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.	Supplemental Indenture No. 2, dated as of April 7, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

5.	Amendment No. 1 to Supplemental Indenture No. 2, dated as of June 8, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

6.	Supplemental Indenture No. 3, dated as of September 10, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

7.	Supplemental Indenture No. 4, dated as of November 16, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

8.	Supplemental Indenture No. 5, dated as of March 14, 2011, between the Company and The Bank of New York Mellon Trust Company, N.A.

9.	Supplemental Indenture No. 6, dated as of April 3, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

10.	Supplemental Indenture No. 7, dated as of December 6, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A.

11.	Supplemental Indenture No. 8, dated as of October 7, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A.

12.	Supplemental Indenture No. 9, dated as of November 20, 2013, between the Company and The Bank of New York Mellon Trust Company, N.A.

13.	Supplemental Indenture No. 10, dated as of November 25, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A.

14.	Supplemental Indenture No. 11, dated as of May 26, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A.

15.	Amendment No. 1 to Supplemental Indenture No. 11, dated as of October 19, 2015, between the Company and The Bank of New York Mellon Trust Company, N.A.

16.	Supplemental Indenture No. 12, dated as of March 1, 2016, between the Company and The Bank of New York Mellon Trust Company, N.A.

17.	Supplemental Indenture No. 13, dated as of April 10, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A.

18.	Supplemental Indenture No. 14, dated as of August 16, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A.

19.	Supplemental Indenture No. 15, dated as of February 15, 2019 between the Company and The Bank of New York Mellon Trust Company, N.A.

20.	Form of Indenture for Senior Subordinated Debt Securities.

21.	Form of Indenture for Junior Subordinated Debt Securities.

22.	Indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the Company and BNY Trust Company of Canada.

23.	First Supplemental Indenture, dated as of November 25, 2015, by and among HCN Canadian Holdings-1 LP, the Company and BNY Trust Company of Canada.

24.

Credit Agreement dated as of July 19, 2018 by and among the Company; the lenders listed therein; KeyBank National Association, as administrative agent, L/C issuer and a swingline lender; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Deutsche Bank Securities Inc., as documentation agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc., as U.S. joint lead arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint book runners.

25.	Equity Purchase Agreement, dated as of February 28, 2011, by and among the Company, FC-GEN Investment, LLC and FC-GEN Operations Investment, LLC.

26.

First Amendment, dated April 26, 2019, to the Credit Agreement dated as of July 19, 2018 by and among the Company; the lenders listed therein; KeyBank National Association, as administrative agent, L/C issuer and a swingline lender; Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents; Deutsche Bank Securities Inc., as documentation agent; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc., as U.S. joint lead arrangers; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., KeyBanc Capital Markets Inc. and RBC Capital Markets, as Canadian joint lead arrangers; and Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Chase Bank, N.A., as joint book runners.

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EXHIBIT B

FORM OF OPINION OF GIBSON, DUNN & CRUTCHER LLP

PURSUANT TO SECTION 6(iii)

We have acted as special tax counsel to Welltower Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of $450,000,000 aggregate principal amount of its 3.625% notes due 2024 (the “2024 Notes”) and $750,000,000 aggregate principal amount of its 3.100% notes due 2030 (the “2030 Notes” and, together with the 2024 Notes, the “Notes”), pursuant to a prospectus supplement dated August 8, 2019 to the prospectus dated May 17, 2018 (collectively, the “Prospectus”) included in the Company’s Registration Statement on Form S-3 (File No. 333-225004) (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. You have requested our opinion regarding certain U.S. federal income tax matters. This opinion is furnished to you pursuant to Section 6 of the Underwriting Agreement, dated August 8, 2019 between the Company and Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and KeyBanc Capital Markets Inc., as Representatives of the Several Underwriters (collectively, not including the Company, the “Underwriters”) (the “Agreement”), in connection with the fulfillment of one of the conditions precedent to the obligations of the Underwriters to purchase and pay for the Notes being sold. Certain capitalized terms used herein without definition are as defined in the Agreement.

In our capacity as special tax counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of our opinions rendered below. For the purposes of rendering these opinions, we have not made an independent investigation of the facts set forth in any documents delivered to us, including, without limitation, the Officer’s Certificates. We have relied completely upon the Company’s representations that the information presented in such documents accurately reflects all material facts. In the course of our representation of the Company, we have not been made aware of any facts inconsistent with such factual representations. In addition, where such factual representations involve terms defined or used in the Code, the Regulations, published rulings of the Internal Revenue Service (the “IRS”) or other relevant authority, we have explained such terms to the Company’s representatives and are satisfied that the Company’s representatives understand such terms and are capable of making such factual representations.

Based on the Code, Regulations, documents, assumptions, qualifications and statements set forth above and the factual representations set forth in the Officer’s Certificates and our review of the discussion in the Company’s Current Report on Form 8-K under the caption “Material U.S. Federal Income Tax Considerations” and the discussion under the caption “Additional U.S. Federal Income Tax Considerations” in the Prospectus (and any similar section or information contained in the General Disclosure Package), we are of the opinion that:

(a) the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT pursuant to sections 856 through 860 of the Code for its taxable years ended December 31, 2011 through December 31, 2018;

(b) the Company’s organization and current and proposed method of operations, if continued, will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and each taxable year thereafter; and

(c) the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the Company’s Current Report on Form 8-K and under the caption “Additional U.S. Federal Income Tax Considerations” in the Prospectus (and any similar section or information contained in the General Disclosure Package), each to the extent it constitutes matters of U.S. federal income tax law or legal conclusions relating thereto, and subject to the limitations, qualifications and assumptions set forth therein, fairly and accurately summarizes in all material respects the matters set forth therein.

We will not review on a continuing basis either the Company’s or any REIT Subsidiary’s compliance with the documents or assumptions set forth above, or the factual representations set forth in the Officer’s Certificates.

The Company’s qualification and taxation as a REIT under the Code depends upon the ability of the Company and each REIT Subsidiary to meet on an ongoing basis (through actual quarterly and annual operating results, distribution levels, diversity of stock ownership and otherwise) the various qualification tests imposed under the Code, and upon the Company and each REIT Subsidiary, as applicable, utilizing any and all appropriate “savings provisions” (including the provisions of Sections 856(c)(6), 856(c)(7) and 856(g) of the Code, the provision of Section 856(c)(4) of the Code (flush language) allowing for the disposal of assets within 30 days after the close of a calendar quarter and all available deficiency dividend procedures) available to the Company and each REIT Subsidiary, as applicable, under the Code to correct violations of specified REIT qualification requirements of Sections 856 and 857 of the Code. Our opinion set forth above does not foreclose the possibility that the Company and/or one or more of the REIT Subsidiaries may have to utilize one or more of the “savings provisions” in the future, which could require the Company and/or one or more of the REIT Subsidiaries to pay an excise or penalty tax (which could be significant in amount) in order to maintain its REIT qualification.

We have not undertaken to review the Company’s or any REIT Subsidiary’s compliance with these requirements on a continuing basis, nor will we do so in the future. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof and published court decisions and assume that none of these will change. No assurance, however, can be given that the law will not change, possibly with retroactive effect, in a way that will prevent the Company from qualifying as a REIT. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinions could affect the conclusions expressed herein. The foregoing opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in

2

Regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. You must judge for yourselves whether the matters addressed in this opinion letter are sufficient for your purposes. This letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks only as of this date.

We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is given for the sole benefit of the Company and the Underwriters pursuant to Section 6 of the Agreement.

3

SCHEDULE I

Schedule of Underwriters

Underwriter	Amount of 2024 Notes to be Purchased	Amount of 2030 Notes to be Purchased
Citigroup Global Markets Inc.	$69,750,000	$116,250,000
Goldman Sachs & Co. LLC	69,750,000	116,250,000
KeyBanc Capital Markets Inc.	22,500,000	37,500,000
Barclays Capital Inc.	16,515,000	27,525,000
BofA Securities, Inc.	16,515,000	27,525,000
Credit Agricole Securities (USA) Inc.	16,515,000	27,525,000
Deutsche Bank Securities Inc.	16,515,000	27,525,000
J.P. Morgan Securities LLC	16,515,000	27,525,000
Morgan Stanley & Co. LLC	16,515,000	27,525,000
MUFG Securities Americas Inc.	16,515,000	27,525,000
RBC Capital Markets, LLC	16,515,000	27,525,000
UBS Securities LLC	16,515,000	27,525,000
Wells Fargo Securities, LLC	16,515,000	27,525,000
Jefferies LLC	13,500,000	22,500,000
BB&T Capital Markets, a division of BB&T Securities, LLC	9,450,000	15,750,000
BBVA Securities Inc.	9,450,000	15,750,000
BMO Capital Markets Corp.	9,450,000	15,750,000
Fifth Third Securities, Inc.	9,450,000	15,750,000
Mizuho Securities USA LLC	9,450,000	15,750,000
Scotia Capital (USA) Inc.	9,450,000	15,750,000
SMBC Nikko Securities America, Inc.	9,450,000	15,750,000
Stifel, Nicolaus & Company, Incorporated	9,450,000	15,750,000
TD Securities (USA) LLC	9,450,000	15,750,000
The Huntington Investment Company	7,920,000	13,200,000
BNY Mellon Capital Markets, LLC	6,525,000	10,875,000
Comerica Securities, Inc.	3,960,000	6,600,000
Loop Capital Markets LLC	2,385,000	3,975,000
Raymond James & Associates, Inc.	2,385,000	3,975,000
BOK Financial Securities, Inc.	1,125,000	1,875,000
Total	$450,000,000	$750,000,000

SCHEDULE II

Pricing Term Sheet, dated August 8, 2019, as filed with the SEC as an Issuer Free Writing Prospectus.